UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 25, 2015

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.02    Results of Operations and Financial Condition.

On February 25, 2015, eHealth, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.06 Material Impairments

In conjunction with the preparation of its financial statements for the year ending December 31, 2014, the Company determined it would record a valuation allowance of approximately $11.5 million against its deferred tax assets. In accordance with relevant accounting guidance, the Company is required to assess whether it is more likely than not that the deferred tax assets will be realized. As a result of increased uncertainty regarding the Company’s future taxable income, management modified its assessment of the realizability of its domestic deferred tax assets and concluded that a full valuation allowance was necessary for its domestic deferred tax assets. The Company expects that the related deferred tax assets remain available for use in future periods and will reduce the Company’s tax provision if taxable income is generated.

As a result of its analysis, the Company recorded a non-cash charge of approximately $11.5 million during the fourth quarter of 2014 to record a valuation allowance against its deferred tax assets, which will be included within the income tax provision in the Company’s Consolidated Statement of Comprehensive Loss. The increase in the valuation allowance is not expected to result in any current or future cash expenditures. The Company will provide additional information relating to the valuation allowance in its Annual Report on Form 10-K for the year ended December 31, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the inclusion of a valuation allowance within the income tax provision in the Company’s Consolidated Statement of Comprehensive Loss, the expected lack of cash impact on the Company’s increase in valuation allowance, and the availability of the Company’s deferred tax assets for use in future periods. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including potential changes to accounting standards and interpretations; and changes in laws and regulations. Other factors that could cause operating, financial and other results to differ are described in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Section 9 - Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated February 25, 2014
(eHealth, Inc. Announces Fourth Quarter and Fiscal 2014 Results)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2015	/s/ Stuart M. Huizinga Stuart M. Huizinga Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated February 25, 2015
(eHealth, Inc. Announces Fourth Quarter and Fiscal 2014 Results)